Fiscal 2020 Third Quarter Earnings Call Rick Nadeau Chief Financial Officer August 6, 2020 1 | Maximus: Q3 FY20 Earnings Presentation

Forward-looking Statements & Non-GAAP Information These slides should be read in conjunction with the Company’s most recent quarterly earnings press release, along with listening to or reading a transcript of the comments of Company management from our most recent quarterly earnings conference call. This document may contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results, and providing meaningful period- to-period comparisons. These measures should be used in conjunction with, rather than instead of, their comparable GAAP measures. For a reconciliation of non-GAAP measures to the comparable GAAP measures presented in this document, see the Company’s most recent quarterly earnings press release. Throughout this presentation, numbers may not add due to rounding. Included in this presentation are forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “opportunity,” “could,” “potential,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements that are not historical facts, including statements about our confidence, strategies and initiatives and our expectations about revenues, results of operations, profitability, liquidity, market demand or the impact of the COVID-19 pandemic are forward-looking statements that involve risks and uncertainties such as those related to impact of the COVID-19 pandemic including but not limited to: • The ultimate duration of the pandemic • The threat of further negative pandemic-related impacts • Delays in our core programs returning to normal volumes and operations • The potential impacts resulting from budget challenges with our government clients • The possibility of delayed or missed payments by customers • The potential for further supply chain disruptions impacting IT or safety equipment • The impact of further legislation and government policies on the programs we operate These risks could cause our actual results to differ materially from those indicated by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, factors set forth in Exhibit 99.1, under the caption "Special Considerations and Risk Factors," in our Annual Report on Form 10-K for the year ended September 30, 2019, which was filed with the Securities and Exchange Commission on November 26, 2019. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2 | Maximus: Q3 FY20 Earnings Presentation

# Increase to Fiscal Year 2020 Revenue & Earnings Guidance

Working under a hybrid operational model, delivering services through a mix of safe, on-site working arrangements and work from home enabling continuity of service and uninterrupted assistance for citizens

**FY20 Guidance Segment Impacts from COVID**

| Segments | Events From COVID | Impact |
|---|---|---|
| OUS | Temporary halt of face-to-face assessments and slowdown in employment services. | Headwind |
| U.S. HHS<br>U.S. Federal | Various performance-based contracts impacted due to lower volumes and revenue due to COVID-19 response efforts by government clients. Relaxed certain program requirements in order to ensure that the most vulnerable citizens continue to access the vital services they need. | Headwind |
| All | New COVID-19 response work including Census extension. More appropriate terms on employment services contracts as economies gradually reopen and program operations resume. | Tailwind |

**Net Result is Positive Update to Guidance:**

Revenue and earnings were better than expected due to new COVID work, the extension of the Census contract, and an improved outlook in Australia

Cash flow and free cash flow expected to be lower due to increases in working capital needs and delays in collections

| Updated FY20 Guidance | |
|---|---|
| Revenue | $3.375B − $3.425B |
| Diluted EPS | $3.20 – $3.30 |
| Cash from ops | $200M – $220M |
| Free cash flow | $180M – $200M |

***We have successfully won and onboarded a significant amount of new work to offset the unfavorable headwinds***

3 | Maximus: Q3 FY20 Earnings Presentation

# Total Company Results – Third Quarter of FY20

| ($ in millions, except per share data) | Q3 FY20 | Q3 FY19 | % Change |
|---|---|---|---|
| **Revenue** | | | |
| U.S. Health & Human Services | $ 337.0 | $ 291.1 | 16% |
| U.S. Federal Services | 450.1 | 292.3 | 54% |
| Outside the U.S. | 114.2 | 147.3 | (22%) |
| **Total Revenue** | **$ 901.3** | **$ 730.7** | 23% |
| **Operating Income** | | | |
| U.S. Health & Human Services | $ 61.0 | $ 54.3 | 13% |
| U.S. Federal Services | 39.2 | 33.9 | 16% |
| Outside the U.S. | (5.8) | 5.0 | nm |
| **Segment Income** | **$ 94.4** | **$ 93.1** | 1% |
| Intangibles amortization | (8.7) | (9.0) | |
| Other | 1.6 | (0.5) | |
| **Total Operating Income** | **$ 87.3** | **$ 83.6** | 4% |
| ***Operating Margin %*** | *9.7%* | *11.4%* | |
| ***Effective Tax Rate*** | *25.1%* | *24.8%* | |
| **Net Income attributable to MAXIMUS** | **$ 64.5** | **$ 62.9** | 2% |
| **Diluted EPS** | **$ 1.04** | **$ 0.97** | 7% |

- Q3 FY20 revenue increased due to:
  - Census contract expansion (acquired with the citizen engagement centers business in November 2018)
  - New COVID-19 response work such as contact tracing and assistance with unemployment benefits
- Excluding the citizen engagement centers business, total company organic growth for Q3 FY20 was 3.5% and tempered by the Outside the U.S. Segment
- Q3 FY20 operating margin was 9.7% due to:
  - Lower revenue from performance-based contracts temporarily impacted by COVID-19
  - Greater mix of cost-plus work driven by the Census contract
- Diluted EPS of $1.04 for Q3 FY20 benefitted from a previously disclosed change order totaling $9M or $0.11 per diluted share

4 | Maximus: Q3 FY20 Earnings Presentation

U.S. Health & Human Services Segment ($ in millions) Q3 FY20 Q3 FY19 % Change Revenue U.S. Health & Human Services $ 337.0 $ 291.1 16% Operating Income U.S. Health & Human Services $ 61.0 $ 54.3 13% Operating Margin % 18.1% 18.6% Q3 FY20 Revenue & Operating Margin • All growth was organic and attributable to new contracts, including COVID-19 response work, and the expansion of existing work. • Revenue and operating margin benefitted from the $9M change order. Excluding the change order, operating margin was 15.9%. COVID-19 Impacts • Pandemic-related impacts tempered the operating margin • As an example, on a significant performance-based Medicaid contract, the customer paused renewals to ensure that individuals and families retained access to healthcare, reducing our volumes and revenues Full Year Outlook • This segment is expected to experience continued disruption and deliver an estimated operating margin between 17% and 18% 5 | Maximus: Q3 FY20 Earnings Presentation

# U.S. Federal Services Segment

| ($ in millions) | Q3 FY20 | Q3 FY19 | % Change |
|---|---|---|---|
| **Revenue** | | | |
| U.S. Federal Services | $ 450.1 | $ 292.3 | 54% |
| **Operating Income** | | | |
| U.S. Federal Services | $ 39.2 | $ 33.9 | 16% |
| ***Operating Margin %*** | *8.7%* | *11.6%* | |

**Q3 FY20 Revenue, Operating Margin & COVID-19 Impacts**

- All growth was organic. Excluding the citizen engagement centers business, organic revenue growth was 4.1% driven by new contracts, including COVID-19 response work, and the expansion of existing work.
- Operating margin was lower at 8.7% compared to last year and impacted by:
  - Volume reductions on several performance-based contracts. For example, volumes of independent medical reviews are significantly lower due to precipitous drop in workers compensation claims in California, plummeting to approximately 1,100 in May compared to more than 50,000 claims in January*.
  - Higher mix of cost plus work this fiscal year which typically carries lower margins.

**Census (CQA) Contract**

- Delivered revenue of approximately $170M in Q3 FY20 and $380M YTD
- Expect $500M of revenue for the full fiscal 2020 (previously $430M – $450M)

| Fiscal Year | *UPDATED* Census Revenue Estimates |
|---|---|
| 2019 | $185M (actual) |
| **2020** | **$500M** |
| 2021 | Less than $70M |

**Full Year Outlook**

- Segment expected to deliver a full year operating margin between 8% and 9% with a bias toward the lower end of the range

** https://calmatters.org/economy/labor/2020/06/covid-workers-comp-compensation-claims-california-lockdown/*

6 | Maximus: Q3 FY20 Earnings Presentation

Outside the U.S. Segment ($ in millions) Q3 FY20 Q3 FY19 % Change Revenue Outside the U.S. $ 114.2 $ 147.3 (22%) Operating Income Outside the U.S. $ (5.8) $ 5.0 NM Operating Margin % (5.1%) 3.4% Q3 FY20 Revenue & Operating Margin • COVID-19 pandemic continues to have the most pronounced effect on Segment, impacting revenue and causing an operating loss • Significant contracts continue to operate at reduced levels including employment services contracts in the U.K. and Australia and the U.K. Health Assessment Advisory Services (HAAS) contract COVID-19 Impacts and Full Year Outlook • Loss of $5.8M is better than forecast primarily related to an improved outlook and visibility of future outcome payments in Australia • In Australia, contractual terms successfully modified to reflect more equitable pay points; U.K. employment services contracts transitioned to cost reimbursement models • Disruptions persist, including continued suspension of face-to-face assessments on the HAAS contract in the U.K. • Segment expected to end FY20 in an operating loss position, although Q4 FY20 expected slightly below breakeven Beyond FY20 • Looking to FY21, we believe that as different geographies emerge from the pandemic, there will be an expanded need for our services and pent-up demand for our role to help governments provide their citizens employment opportunities 7 | Maximus: Q3 FY20 Earnings Presentation

Cash Flows, Balance Sheet, and Capital Allocation $ in millions Q3 FY20 YTD FY20 Cash from operations (13.2) 96.1 Purchases of property and equipment and capitalized software costs (9.3) (28.4) Free cash flow (22.5) 67.6 Cash Flows & Balance Sheet Capital Allocation • YTD cash from operations negatively impacted due to: • Committed to managing the business in a conservative − additional investment in working capital from revenue increases manner with a focus on liquidity and remaining flexible − timing of collections • Uncertainties remain, including state budgetary pressures; − lower income attributable to Outside the U.S. Segment We recognize that our customers continue to experience • Q3 FY20 cash flows were negative due to DSO of 84 days significant disruption to their tax receipts • Cash and cash equivalents of $81.5M and $255M available for • Historical experience during economic downturns borrowing at June 30, 2020 indicates our designation as an “essential service provider” in the U.S. and puts us in a favorable position for payment Days Sales Outstanding (DSO) • No disruptions anticipated to future cash dividends • Delays on two large payments caused DSO of 84 days • Pause remains in effect on share purchases and significant M&A activity • Subsequent to quarter end, $90M+ was collected and DSO would have been 74 days inclusive of those payments • Monitoring collections closely; one day of DSO equals $9M – $10M of receivables, directly impacting cash flow estimates 8 | Maximus: Q3 FY20 Earnings Presentation

FY 21 Preliminary Thoughts Segments Anticipated Event Impact All Ongoing benefit from COVID-19 response work is expected in FY21. Tailwind Improvements in segment operations are anticipated. Favorable tailwinds are OUS expected in our employment services business as the need for support into Tailwind work will be a key driver to economic recoveries around the world. Opportunities for increases to the core health benefit programs we administer, All Tailwind particularly in the U.S. Temporary program changes on some of our larger performance-based All contracts at least partially offset the tailwinds. It is impossible to predict when Headwind normal operations resume. Dynamics highly dependent on: Review of FY21 Consensus* — Revenue and Earnings • Ultimate duration of the pandemic • Cautiously optimistic that current consensus revenue of • Threat of further negative pandemic-related impacts approximately $2.95B can be exceeded. • Recovery pattern of our core programs • We acknowledge the continued uncertainty tied to temporary • Potential impacts resulting from budget challenges with our government clients program changes from the COVID-19 responses of various • Possible delays in payments or missed payments governments, therefore earnings consensus estimates of $3.71 • Potential for further supply chain disruptions impacting IT or safety equipment per share are achievable, but a bit optimistic. There is a wide range of possible outcomes as we look into FY21. • Impact of further legislation or government policies on programs we operate • Particularly in the U.S., the correlation between unemployment and volumes in • Formal guidance will be provided on the November earnings call. core benefit programs 9 | Maximus: Q3 FY20 Earnings Presentation

Fiscal 2020 Third Quarter Earnings Call Bruce Caswell President & Chief Executive Officer August 6, 2020 10 | Maximus: Q3 FY20 Earnings Presentation

Impact of COVID-19 Improved Outlook • Despite the great uncertainty and significant economic disruption in the global economy, as a result of COVID-19, we are pleased today to be raising revenue and diluted earnings per share guidance as a result of our demonstrated ability to: − Modify and scale operations − Respond to the priorities of our government clients − Ensure that individuals and families receive uninterrupted access to needed services U.S. State and Federal Segment Impact • Impact has primarily been at the state level • Federal funding continues to support the administration of many essential benefit programs and has been a critical lifeline to states to provide COVID-19 services such as expanded unemployment insurance, contact tracing, and testing • We have experienced disruption in our domestic operations, but these have related more to policy changes and downstream economic consequences of the pandemic, and less to fiscal challenges. These headwinds tempered by new COVID-19 work and the Census contract Procurement Cycle and Pipeline • Fortunately, only isolated procurement delays seen on a global basis • Many U.S. states shifted priorities to COVID-19 emergency procurements which have benefited Maximus • Outside the U.S., where our delivery model is more direct and citizen-facing, dynamics cause us to be cautiously optimistic that the global pipeline for government services addressable by Maximus will remain robust Value of our Business in a Pandemic • The unpredictable nature of this pandemic — and the disruption it continues to create for economies, governments and in the lives of individuals and families — underscores the importance of our business model • Our significant technology investments coupled with core capabilities in citizen engagement and complex program administration have enabled us to pivot to new areas and support new government priorities 11 | Maximus: Q3 FY20 Earnings Presentation

Responding to Increased Demand as a Result of COVID-19 Quick Response and Implementation • Responded to increased demand for services by quickly standing up and operating turnkey citizen engagement centers with both on-site but predominantly home-based service agents • Believe we have accomplished one of the most significant pivots to work-from-home, with more than 18,000 agents on Amazon WorkSpaces and another nearly 10,000 individuals connecting through Virtual Desktop or Virtual Private Network connections U.S. Health and Human Services Contact Tracing Work • In Florida, providing surge capacity with TCV of $73M over six months which covers two separate statements of work managed by the Florida Department of Health • In Pima County, Arizona, augment the County’s disease investigation activities and contact tracing with TCV of $10M over a six-month base term and three six-month option periods • Continue to evolve our clinical BPO strategy and demonstrated ability to deliver clinical services at scale Unemployment Insurance • Helping 12 states manage the surge in unemployment insurance and pandemic unemployment assistance claims U.S. Federal • Supporting IRS Wage and Investment Division regarding CARES Act and Economic Impact Payment (EIP) Service Plan with TCV of $26M over six months • First time the IRS has used contracted agents on this large of scale Pandemic-related Disruption • Experienced lower than normal volume levels on certain performance-based contracts, particularly those where government has loosened program participant requirements as a result of COVID-19 • Experienced less disruption and meaningful near-term organic growth in both U.S. segments whereas Outside the U.S. experienced a negative impact within our HAAS and workforce services contracts 12 | Maximus: Q3 FY20 Earnings Presentation

Digital Transformation • Transitioned operational infrastructure to the cloud to help agencies benefit from the security, scalability, and flexibility through a singular platform solution. • Provides the ability to dynamically scale and allocate capacity in response to demand, but also provides a true omnichannel customer experience — integrate calls, emails, chats, messages, and social comments into one uninterrupted conversation. Can leverage more than one channel at a time for multi-modal communication and customer convenience, all without losing critical context. • This platform enables agencies to handle surges in inquiry volumes (such as Unemployment Insurance), and equip a remote workforce, accommodating not only a more flexible, diverse, and inclusive workforce structure, but also ensuring additional health and safety protections during the pandemic, all while providing essential services without disruption. – Our IRS CARES Act and EIP Service Plan contract migrated to cloud-based infrastructure, enabling a work-from-home model and seamless routing of specific calls to higher level agents. 13 | Maximus: Q3 FY20 Earnings Presentation

Vital Work Continues Amidst the Health Crisis Outside the U.S. Government of Alberta, Canada • Won the Enabling New Models of Care (ENMOC) program to replace old mainframe with a new flexible and configurable solution to better support new models of healthcare • Estimated TCV of $75M over an 81-month base and five one-year option periods • Important new client and first large sized Canadian jurisdiction to undertake this type of modernization of its provincial health insurance technical platform • Reinforces Maximus leadership in digital transformation throughout Canada State Level California Department of Health Care Services • Won the rebid for California’s Optional Targeted Low Income Children Program (OTLICP), the State’s Children’s Health Insurance Program (CHIP)- funded Medicaid program for children from birth to age 19 • Important award with a five-year base contract and three one-year options to renew for a TCV of $136M 14 | Maximus: Q3 FY20 Earnings Presentation

New Awards & Pipeline New Awards (YTD) June 30, 2020 Sales Pipeline June 30, 2020 New Work % Signed Contracts $1.466B Total Pipeline $28.9B 67.7% Unsigned Contracts $672M Pipeline Dynamics • Amid this global health pandemic, we are cautiously optimistic • However, difficulty in predicting the impact these events may have on erosion, timing on new work, and simply getting some of our operations back to more of a normal cadence • COVID-related work is temporary in nature and difficult to predict how long it will continue • Some of this new work is backfilling the unfavorable impacts we are experiencing on some programs where volumes are lower due to COVID relief efforts • Our earned reputation as an effective and cost-efficient partner to government lends credence to our strengths and success despite a challenging environment 15 | Maximus: Q3 FY20 Earnings Presentation

Responsibility to be a Leader in Employee Engagement • Our people are our business, providing essential services, serving in the front lines of support and working hand in hand with government customers • Their diverse backgrounds, experience, and insight enable us to represent the citizens and communities we serve, provide compassionate and empathetic service in a time of great uncertainty, and continue to be transformational and impactful for clients and customers • Diversity, equity, and inclusion are central to our identity, empathy is a mainstay of our relationships, and positively impacting and contributing to our communities is embedded in our mission • We have an opportunity to further lead by example • To start, we are looking inward, listening to our people, and continuing crucial discussions that will inform and guide our ongoing efforts: − Recently held our first U.S. diversity, equity & inclusion townhall where I was joined by our new Chief Human Resources Officer, Michelle Link . Moderated by an external expert as part of our developing strategy to engage employees and hold direct conversations about this important initiative − Our employees showed record-breaking rates of participation and acts of solidarity, making it possible for us to donate more than $150,000 to the NAACP Legal Defense and Education Fund 16 | Maximus: Q3 FY20 Earnings Presentation

Conclusion • Governments are facing hard choices in an increasingly challenging environment, due to the global and uncontained health pandemic • At the same time, people are looking to government to lead the way to recovery as we emerge from this crisis • Maximus is well-positioned during these unprecedented times • Our reputation for quality and accountable service earned over decades — combined with the investments we have made in transforming our delivery capabilities — underscores the resilience of our business model and positions us as a continued trusted partner to government and the people we serve • Meanwhile, we will continue to execute upon our three strategic goals of Digital Transformation, Clinical Evolution, and Market Expansion, the importance and value of which has been underscored in the face of this global pandemic • Our leadership is deeply appreciative of our Maximus team who has worked tirelessly to help consumers navigate challenging circumstances and to continue to drive the business forward 17 | Maximus: Q3 FY20 Earnings Presentation